Exhibit 99.1

HIGHLANDS BANCSHARES, INC.

FORM OF PROXY

SPECIAL MEETING OF SHAREHOLDERS

[        ]

The undersigned shareholder of Highlands Bancshares, Inc. (“Highlands”) hereby appoints Kevin Hanigan and Noreen Skelly, or each of them, attorneys, agents and proxies with full power of substitution, to vote the number of shares of common stock of Highlands held of record by the undersigned at the close of business on [        ] at the special meeting of shareholders of Highlands to be held at [        ], local time, on [        ], or any adjournment thereof (the “special meeting”), with respect to the proposals described in the Proxy-Statement/Prospectus and the Notice of Special Meeting of Shareholders, which are part of the Registration Statement on Form S-4 (No. [        ]) of ViewPoint Financial Group, Inc. (“ViewPoint”), timely receipt of which is hereby acknowledged.

This proxy may be revoked at any time before it is exercised. The board of directors of Highlands unanimously recommends a vote “FOR” proposals 1 and 2.

1.	Proposal to approve the Agreement and Plan of Merger, by and between ViewPoint and Highlands, dated as of December 8, 2011, as it may be amended from time to time (the “merger agreement”), pursuant to which Highlands will merge with and into ViewPoint with ViewPoint as the surviving company in the merger.

For	☐	Against	☐	Abstain	☐

2.	Any proposal of the Highlands board of directors to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

For	☐	Against	☐	Abstain	☐

3.	In their discretion, upon such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

This proxy when properly executed will be voted as specified in this proxy. Unless otherwise specified, this Proxy will be voted “FOR” proposals 1 and 2. If any other matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, this proxy will be voted in accordance with the judgment of the persons appointed as proxies.

IMPORTANT: PLEASE SIGN AND DATE THE PROXY BELOW.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of common stock of Highlands. If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please mark, sign and date this proxy card and promptly return it using the enclosed postage-paid envelope.

Dated                     , 2012

(Signature of Shareholder)

(Print Name of Shareholder)

(Signature of Shareholder)

(Print Name of Shareholder)